Exhibit 99.1

Bonnie Ortega	Hanna Wagari
VP – Corporate Communications	VP – Sales and Marketing
Cardium Therapeutics, Inc.	Cardium Therapeutics, Inc.
Tel: (858) 436-1018	Tel: (858) 436-1042
Email: InvestorRelations@cardiumthx.com	Email: HWagari@cardiumthx.com

CARDIUM RECEIVES ISO CERTIFICATION FOR EXCELLAGEN

SAN DIEGO, CA – March 14, 2013 – Cardium Therapeutics (NYSE MKT: CXM) today announced that it has received ISO 13485:2003 certification for its Excellagen® advanced wound care product by BSI, one of the world’s leading certification bodies. The ISO 13485: 2003 certification is a stand-alone standard developed by the International Organization for Standardization that provides harmonized quality management systems requirements for manufacturers of medical devices. In their ISO report, BSI’s auditors noted that “Cardium’s quality management system has been effectively implemented, addresses the proposed scope of product registration and is in accordance with the company objectives and applicable requirements of the management standards.” Cardium’s compliance with ISO 13485 represents an important next step forward to compliance with European regulatory requirements.

“This ISO certification represents a major achievement and milestone for Cardium and moves us forward in our CE Mark Certification application for authorization to market and sell Excellagen in the European Union, which currently consists of 27 member countries,” stated Christopher J. Reinhard, Chairman and CEO of Cardium Therapeutics.

With the successful completion of this key ISO certification, the Company reported that it has now completed its submission of required documentation including the technical file and design dossier of its CE mark filing for review by BSI. Cardium also reported that a United Kingdom-based private equity company has acquired the Angel Biomedical operations, located in Glasgow, Scotland, which is responsible for a segment of Excellagen’s collagen manufacturing process. It is expected that the new entity, Collbio Ltd., will continue manufacturing of new batches required for their ISO re-certification, which is necessary for final certification of Cardium’s CE mark application, in the second quarter 2013. Cardium previously established a supply of manufactured bulk collagen in the United States and does not anticipate any disruption in the Excellagen supply chain.

About Excellagen

Excellagen is a novel syringe-based, professional-use, pharmaceutically-formulated 2.6% fibrillar Type I bovine collagen gel that functions as an acellular biological modulator to activate the wound healing process and significantly accelerate the growth of granulation tissue. Excellagen’s FDA-clearance provides for very broad labeling including partial and full-thickness wounds, pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, tunneled/undermined wounds, surgical wounds (donor sites/graft, post-Mohs surgery, post-laser surgery, podiatric, wound dehiscence), trauma wounds (abrasions, lacerations, second-degree burns and skin tears) and draining wounds. Excellagen is intended for professional use following standard debridement procedures in the presence of blood cells and platelets, which are involved with the release of endogenous growth factors. Excellagen’s unique fibrillar Type I bovine collagen gel formulation is topically applied through easy-to-control, pre-filled, sterile, single-use syringes and is designed for application at only one-week intervals. Already-established standard CPT® procedure reimbursement codes may apply when Excellagen is used with surgical debridement procedures and through the DRG reimbursement system for in-hospital surgical procedures. Cardium is also advancing forward with the reimbursement process for Excellagen with Centers for Medicare & Medicaid Services (CMS) and private insurance providers.

There have been important, positive findings reported by physicians using Excellagen as part of Cardium’s initial physician sampling, patient outreach and market “seeding” programs. In several case studies, physicians reported a rapid onset of the growth of granulation tissue in a wide array of wounds, including non-healing diabetic foot ulcers (consistent with the results of Cardium’s Matrix clinical study), as well as pressure ulcers, venous ulcers and Mohs surgical wounds. In certain cases, rapid granulation tissue growth and wound closure have been achieved with Excellagen following unsuccessful treatment with other advanced wound care approaches. From a dermatology perspective, a previously unexplored vertical market, remarkable healing responses have been observed following Mohs surgery for patients diagnosed with squamous and basal cell carcinomas, including deep surgical wounds extending to the periosteum (a membrane that lines the outer surface of bones). Additionally, because of the easy-use and platelet activating capacity, physicians have been employing Excellagen in severe non-healing wounds at near-amputation status, in combination with autologous platelet-rich plasma therapy and collagen sheet products. These case studies and positive physician feedback provide additional support of Excellagen’s potential utility as an important new tool to help promote the wound healing process. Excellagen case studies are available at http://www.excellagen.com/surgical-wounds.html.

About Cardium

Cardium is an asset-based health sciences and regenerative medicine company focused on the acquisition and strategic development of innovative products and businesses with the potential to address significant unmet medical needs and having definable pathways to commercialization, partnering or other economic monetizations. Cardium’s current portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s newly-acquired To Go Brands® nutraceutical business. The Company’s lead commercial product, Excellagen® topical gel for wound care management, has received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. To Go Brands® develops, markets and sells dietary supplements through established regional and national retailers. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from expectations. For example, there can be no assurance that the receipt of ISO certification by Cardium and Collbio will lead to CE mark approval for Excellagen in Europe; that the manufacture of collagen by Collbio will be timely and successful, and that the Excellagen supply chain will not be disrupted by this transition or other occurrences; that results or trends observed in a clinical study or follow-on case studies will be reproduced in subsequent studies or in actual use; that new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that the company can attract suitable commercialization partners for our products or that we or partners can successfully commercialize them; that our product or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive or blocked by third party proprietary rights or other means; that the products and product candidates referred to in this report or in our other reports will be successfully commercialized and their use reimbursed, or will enhance our market value; that new product opportunities or commercialization efforts will be successfully established; that third parties on whom we depend will perform as anticipated; that we can raise sufficient capital from partnering, monetization or other fundraising transactions to maintain our stock exchange listing or adequately fund ongoing operations; or that we will not be adversely affected by these or other risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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Cardium Therapeutics®, Generx®, Cardionovo®, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen®, Excellarate™, Osteorate™, MedPodium®, Appexium®, Linée®, Alena®, Cerex®, D-Sorb™, Neo-Energy®, Neo-Carb Bloc®, Neo-Chill™,

and Nutra-Apps® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.

To Go Brands® is a trademark of To Go Brands, Inc.

Other trademarks belong to their respective owners.